SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 25, 2007

I.R.S. Employer
Commission	Registrant, State of Incorporation,	Identification
File Number	Address and Telephone Number	Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation)
1201 Walnut Street
Kansas City, Missouri 64106
(816) 556-2200
NOT APPLICABLE
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On September 25, 2007, Great Plains Energy Incorporated (Great Plains Energy) issued $100 million principal amount of its 6.875% Notes due September 15, 2017 (Notes). See Item 2.03 below for a description of the Notes and related agreements.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On September 25, 2007, Great Plains Energy issued $100 million principal amount of its 6.875% Notes due September 15, 2017. The Notes were issued pursuant to an Indenture dated as of June 1, 2004 (Indenture) between Great Plains Energy and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee, as supplemented by a Second Supplemental Indenture dated as of September 25, 2007 (Supplemental Indenture). The Notes are unsecured. Great Plains Energy will use the net proceeds from the sale of the Notes to make a capital contribution to its direct wholly-owned subsidiary, Kansas City Power & Light Company (KCP&L), for the repayment of a portion of KCP&L’s outstanding commercial paper. The Notes were registered under the Securities Act of 1933, as amended, pursuant to Great Plains Energy’s registration statement on Form S-3 (Registration No. 333-133891) (the Registration Statement), which was effective upon filing with the Securities and Exchange Commission on May 8, 2006.
The Notes carry an interest rate of 6.875% per annum, which is subject to adjustment. If the rating on the Notes from Moody’s Investors Service, Inc. falls below Baa3, or the rating on the Notes from Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc. falls below
BBB-, the interest rate on the Notes will increase as provided in, and subject to further adjustment and the limits stated in, the Supplemental Indenture, but in no case will the interest rate exceed 8.875% per annum. Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2008. The Notes are redeemable at any time at Great Plains Energy’s option at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed, plus accrued interest to the redemption date, and (ii) the discounted present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed, plus accrued interest to the redemption date. The Supplemental Indenture contains a covenant providing that, if Great Plains Energy itself incurs indebtedness for borrowed money secured by a lien on any shares of capital stock or other equity interests of any of its directly owned majority-owned subsidiaries, Great Plains Energy is required to secure the notes equally and ratably (or prior to) such indebtedness. For more information regarding the terms of the Notes, please see the Indenture, a copy of which is filed as Exhibit 4.4 to Great Plains Energy’s Form 8-A/A filed June 14, 2004 and incorporated by reference in the Registration Statement, and the Supplemental Indenture (which includes a form of the Notes), a copy of which is filed as Exhibit 4.1 to this Report.
In connection with the issuance of the Notes, Sidley Austin LLP provided Great Plains Energy with the legal opinion attached to this Report as Exhibit 5.1.
A copy of the Underwriting Agreement dated September 20, 2007 between Great Plains Energy and J.P. Morgan Securities Inc. (JPMorgan Securities), as representative of the several underwriters named therein, is filed as Exhibit 1.1 to this Report. Affiliates of each of the underwriters and trustee are lenders under revolving credit agreements entered into separately with Great Plains Energy and its wholly-owned subsidiary, Kansas City Power & Light Company

(KCP&L), in May 2006.  In connection with each of these arrangements, JPMorgan Chase Bank, N.A., an affiliate of JPMorgan Securities, acted as syndication agent, and JPMorgan Securities acted as a joint-lead arranger. An affiliate of UMB Financial Services, Inc. is the transfer agent and registrar for Great Plains Energy’s common stock, and is the trustee under KCP&L’s general mortgage indenture and deed of trust, and indentures supplemental thereto. Great Plains Energy’s Chairman and Chief Executive Officer is a director of UMB Financial Corporation, the holding company parent of UMB Financial Services, Inc. The underwriters and their affiliates have provided and in the future may continue to provide investment banking, commercial banking and other financial services to Great Plains Energy, KCP&L and their respective affiliates in the ordinary course of business for which they have received and will receive customary compensation. Affiliates of certain of the underwriters participate in the commercial paper program of KCP&L and may from time to time hold KCP&L’s commercial paper.  The trustee and its affiliates are the trustee under certain indentures with Great Plains Energy and KCP&L.  An affiliate of the trustee is also a depository.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

The following exhibits are filed herewith and are exhibits to the Registration Statement on Form S-3, Registration No. 333-133891, as noted below:

	Registration
8-K	Statement
Exhibit No.	Exhibit No.	Description

1.1	1.1.1	Underwriting Agreement dated September 20, 2007 between Great Plains Energy and J.P. Morgan Securities Inc., as representative of the several underwriters named therein.

4.1	4.3.1	Second Supplemental Indenture dated as of September 25, 2007 between Great Plains Energy and The Bank of New York Trust Company, N.A., as trustee.

5.1	5.2	Opinion dated September 25, 2007 of Sidley Austin LLP.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Barbara B. Curry Barbara B. Curry
Senior Vice President – Corporate Services and
Corporate Secretary

Date: September 26, 2007